EXHIBIT 23.2

     Consent of Ehrhardt Keefe Steiner & Hottman PC, Independent Accountants



Board of Directors
Mason Oil Company, Inc.

Gentlemen:

     We consent to the incorporation by reference in the Registration Statement of Mason Oil Company, Inc. on Form S-8 of our report dated September 17, 1999, appearing in the Annual Report on Form 10-KSB of Mason Oil Company, Inc. for the year ended June 30, 1999.

/s/Ehrhardt Keefe Steiner & Hottman PC



By:    Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado
October 29, 1999